Exhibit 99.1

Meridian Corporation Reports Fourth Quarter 2024 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., January 24, 2025 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)((Unaudited)	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Income:
Net income	$5,601	$4,743	$16,346	$13,243
Diluted earnings per common share	$0.49	$0.42	$1.45	$1.16
Pre-tax, pre-provision income (1)	$11,168	$8,527	$33,186	$23,782
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended December 31, 2024 was $5.6 million, or $0.49 per diluted share and $16.3 million, or $1.45 per diluted share, for the year.
•Pre-tax, pre-provision income1 for the quarter and the year were $11.2 million and $33.2 million, respectively.
•Net interest margin was 3.29% for the fourth quarter of 2024, with a loan yield of 7.17%. Net interest margin was 3.16% with a loan yield of 7.28% for the year.

•Return on average assets and return on average equity for the fourth quarter of 2024 were 0.92% and 13.01%, respectively, and 0.70% and 9.93% for the year.

•During the quarter a net gain of $4.0 million was recognized on the sale of $6.6 million in residential mortgage loan servicing rights held at amortized cost and, a $317 thousand gain was recognized on the sale of a $1.7 million OREO property.

•Fees and other disposal costs of $1.0 million, net, were recognized during the quarter for the early termination of the Blue Bell lease.

•Total assets at December 31, 2024 were $2.4 billion, compared to $2.4 billion at September 30, 2024 and $2.2 billion at December 31, 2023.

•Commercial loans, excluding leases, increased $34.8 million, or 2% for the quarter and $177.1 million, or 12% year over year.
•Fourth quarter deposit growth was $26.4 million, or 1%, and $181.9 million, or 10% year over year.
•Non-interest-bearing deposits were up $3.7 million or 2%, quarter over quarter, and $1.6 million or 1%, year over year.

•On January 23, 2025, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable February 18, 2025 to shareholders of record as of February 10, 2025.

Christopher J. Annas, Chairman and CEO commented:

Our fourth quarter earnings showed significant improvement from the third quarter, increasing by 18.1% to $5.6 million, or $0.49 per share. For the year, net income increased 23.4% to $16.3 million, and $1.45 per share. While we are pleased with the improvement, we are still working through the drastic rate shock brought on by the Fed, particularly in our net interest margin which is down 50 basis points from 2019 levels. The team is working diligently each day to return to historical spreads.

Loan growth of 12% (minus planned lease paydowns) for 2024 was exceptional, and our three main lending groups all contributed. Commercial real estate is benefiting from a continued lack of homes for sale, and our C&I and SBA teams are winning client relationships with persistence and creative advisory. Legacy low fixed-rate loans often made it unprofitable for us to solicit business from prospects. Deposits were up nearly 10%, mostly from money market accounts that can be rate-adjusted anytime.

The mortgage group had significant improvement, with a $4.1 million pre-tax income versus a large loss in 2023. The hard cuts we made in the cyclical slowdown have given us much operational leverage and allows us to pivot quickly based on market conditions. Part of the cuts included prepaying a major lease at a discount and allowing many operations personnel to work from home. The Philadelphia metro region is still very low in housing inventory, which stymied an even bigger improvement in our business.

Exhibit 99.1
Our wealth segment had a banner year with pre-tax income nearly doubling to $2.4 million. Strong growth in assets under management along with better stock market returns were the big contributors. We will devote more resources to wealth in 2025 to leverage our brand and deepen relationships with our commercial customers for referrals.

We are encouraged by the new administration and communications about reduced regulatory burdens and prospects for economic growth. Our regulatory costs are substantial and, quite frankly, make little sense for a bank our size that is not systemically significant. We are hopeful that new and broader thinking can help banks like Meridian to better serve their markets and produce better returns for shareholders.

Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Dollars in thousands, except per share data)
Income:
Net income	$5,601	$4,743	$3,326	$2,676	$571
Basic earnings per common share	0.50	0.43	0.30	0.24	0.05
Diluted earnings per common share	0.49	0.42	0.30	0.24	0.05
Net interest income	19,299	18,242	16,846	16,609	16,942

Balance Sheet:
Total assets	$2,385,867	$2,387,721	$2,351,584	$2,292,923	$2,246,193
Loans, net of fees and costs	2,030,437	2,008,396	1,988,535	1,956,315	1,895,806
Total deposits	2,005,368	1,978,927	1,915,436	1,900,696	1,823,462
Non-interest bearing deposits	240,858	237,207	224,040	220,581	239,289
Stockholders' equity	171,522	167,450	162,382	159,936	158,022

Balance Sheet Average Balances:
Total assets	$2,434,270	$2,373,261	$2,319,295	$2,269,047	$2,219,340
Total interest earning assets	2,342,651	2,277,523	2,222,177	2,173,212	2,121,068
Loans, net of fees and costs	2,029,739	1,997,574	1,972,740	1,944,187	1,891,170
Total deposits	2,043,505	1,960,145	1,919,954	1,823,523	1,820,532
Non-interest bearing deposits	259,118	246,310	229,040	233,255	254,025
Stockholders' equity	171,214	165,309	162,119	159,822	157,210

Performance Ratios (Annualized):
Return on average assets	0.92%	0.80%	0.58%	0.47%	0.10%
Return on average equity	13.01%	11.41%	8.25%	6.73%	1.44%

Income Statement - Fourth Quarter 2024 Compared to Third Quarter 2024
Fourth quarter net income increased $858 thousand, or 18.1%, to $5.6 million due to increased net interest income, combined with increased non-interest income which included a gain of $4.0 million on the sale of mortgage servicing rights, along with a $317 thousand gain on sale of a residential property included in other real estate owned. These increases were largely offset by a quarterly provision for credit losses that was higher by $1.3 million and an increase in non-interest expense of $865 thousand, or 4.2%, which was impacted by the early termination of the Blue Bell lease. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	December 31, 2024	September 30, 2024	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$801	$416	$385	92.5%	$(52)	$437
Investment securities - taxable	1,684	1,480	204	13.8%	124	80
Investment securities - tax exempt (1)	397	397	—	—%	5	(5)
Loans held for sale	565	766	(201)	(26.2)%	(49)	(152)
Loans held for investment (1)	36,666	37,339	(673)	(1.8)%	(1,268)	595
Total loans	37,231	38,105	(874)	(2.3)%	(1,317)	443
Total interest income	$40,113	$40,398	$(285)	(0.7)%	$(1,240)	$955
Interest expense:
Interest-bearing demand deposits	$1,244	$1,390	$(146)	(10.5)%	$(234)	$88
Money market and savings deposits	8,266	8,391	(125)	(1.5)%	(934)	809
Time deposits	8,831	9,532	(701)	(7.4)%	(465)	(236)
Total interest - bearing deposits	18,341	19,313	(972)	(5.0)%	(1,633)	661
Borrowings	1,608	1,985	(377)	(19.0)%	(10)	(367)
Subordinated debentures	780	779	1	0.1%	—	1
Total interest expense	20,729	22,077	(1,348)	(6.1)%	(1,643)	295
Net interest income differential	$19,384	$18,321	$1,063	5.80%	$403	$660
(1) Reflected on a tax-equivalent basis.
Interest income decreased $285 thousand quarter-over-quarter on a tax equivalent basis, driven by rate changes, particularly in the loan portfolio. The overall yield on earnings assets decreased 25 basis points during the period, impacting interest income by $1.2 million. This decrease was significantly offset by favorable volume changes as the level of average earning assets increased by $65.1 million contributing $955 thousand to lessen the interest income decrease.
Average total loans, excluding residential loans for sale, increased $32.5 million resulting in an increase due to volume in interest income of $595 thousand. The largest drivers of this increase were commercial, commercial real estate, and small business loans which on a combined basis increased $40.4 million on average, partially offset by a decrease in average leases of $11.4 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $3.2 million on average. The yield on total loans decreased 24 basis points, and the yield on cash and investments increased 6 basis points on a combined basis.
Total interest expense decreased $1.3 million, quarter-over-quarter, due to a lower volume of time deposits and borrowings, combined with a decrease in the cost of all deposit types, despite a higher level of interest-bearing and money market deposits. Interest expense on total deposits decreased $972 thousand and interest expense on borrowings decreased $377 thousand. During the period, interest-bearing deposits and money market accounts increased $8.8 million and $81.4 million on average, respectively, while time deposits decreased $19.7 million on average. Borrowings decreased $29.7 million on average. Overall increase in interest expense on deposits due to volume changes was $661 thousand.
The cost of interest-bearing deposits decreased 35 basis points driven by certain money market funds and wholesale time deposits which repriced at lower costs. The total decrease in interest expense on deposits attributable to rate changes was $1.6 million. Overall the net interest margin increased 9 basis points to 3.29% as the cost of funds decline outpaced the decline in yield on earning assets, and non-interest bearing balances increased $14.2 million on average.

Provision for Credit Losses
The overall provision for credit losses for the fourth quarter increased $1.3 million to $3.6 million, from $2.3 million in the third quarter. The provision for funded loans increased $1.6 million and the provision on unfunded loan commitments decreased $331 thousand during the current quarter. The fourth quarter provision for funded loans of $3.6 million increased from the prior quarter due largely to an increase of $5.0 million in net charge-offs and was positively impacted by favorable changes in certain portfolio baseline loss rates.

Exhibit 99.1
Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	$ Change	% Change
Mortgage banking income	$5,516	$6,474	$(958)	(14.8)%
Wealth management income	1,527	1,447	80	5.5%
SBA loan income	1,143	544	599	110.1%
Earnings on investment in life insurance	224	222	2	0.9%
Gain on sale of MSRs	3,992	—	3,992	100.0%
Net change in the fair value of derivative instruments	(146)	(102)	(44)	43.1%
Net change in the fair value of loans held-for-sale	(163)	169	(332)	(196.4)%
Net change in the fair value of loans held-for-investment	(552)	965	(1,517)	(157.2)%
Net (loss) gain on hedging activity	192	(197)	389	(197.5)%
Net loss on sale of investment securities available-for-sale	2	(57)	59	(103.5)%
Other	1,545	1,366	179	13.1%
Total non-interest income	$13,280	$10,831	$2,449	22.6%
Total non-interest income increased $2.4 million, or 22.6%, quarter-over-quarter after recognizing a gain of $4.0 million on the sale of $6.6 million in residential mortgage loan servicing rights; change in gains of $389 thousand in hedging activity; and a $317 thousand gain on the sale of a $1.7 million residential OREO property, which is recorded in other non-interest income. In addition, SBA income increased $599 thousand due largely to a higher level of SBA loan sales. SBA loans sold for the quarter-ended December 31, 2024 totaled $19.9 million, up $8.0 million, or 67.4%, compared to the quarter-ended September 30, 2024. The gross margin on SBA sales was 7.5% for the quarter, down from 7.9% for the previous quarter. These gains were partially offset by unfavorable portfolio fair value changes of $1.9 million combined, and lower levels of mortgage banking income, which decreased $1.0 million, or 14.8%. Mortgage loan sales decreased $29.8 million or 12.1% quarter over quarter driving lower gain on sale income at a slightly lower margin.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	$ Change	% Change
Salaries and employee benefits	$12,429	$12,829	$(400)	(3.1)%
Occupancy and equipment	2,270	1,243	1,027	82.6%
Professional fees	1,134	1,106	28	2.5%
Data processing and software	1,553	1,553	—	—%
Advertising and promotion	839	717	122	17.0%
Pennsylvania bank shares tax	243	181	62	34.3%
Other	2,943	2,917	26	0.9%
Total non-interest expense	$21,411	$20,546	$865	4.2%
Occupancy and equipment expense increased $1.0 million, net, due to fees, credits and other disposal costs for the early termination of the Blue Bell lease. The lease termination is expected to improve occupancy expense by $359 thousand per year. Advertising and promotion, which includes business development with other expenses, were up $148 thousand due to seasonal events. These increases were partially offset by a decrease in salaries and benefits of $400 thousand. Bank and wealth segments combined increased $5 thousand, while the mortgage segment decreased $405 thousand. Mortgage segment salaries, commissions, and employee benefits expense are impacted by volume and decreased commensurate with the lower levels of originations, which were down $36.1 million over the prior quarter.

Exhibit 99.1

Balance Sheet - December 31, 2024 Compared to September 30, 2024
Total assets decreased $1.9 million, or 0.1%, to $2.4 billion as of December 31, 2024 from $2.4 billion at September 30, 2024. Despite continued strong loan growth during the quarter, total assets decreased due to the decline in mortgage loans held for sale and the sale of mortgage servicing rights. Interest-bearing cash increased $2.1 million, or 10.4%, to $21.9 million as of December 31, 2024, from September 30, 2024.
Portfolio loan growth was $22.8 million, or 1.1% quarter-over-quarter. The portfolio growth was generated from commercial mortgage loans which increased $23.0 million, or 2.9%, construction loans which increased $9.0 million, or 3.6%, commercial & industrial loans which increased $3.5 million, or 1.0%. Lease financings decreased $10.7 million, or 12.4% from September 30, 2024, partially offsetting the above noted loan growth, but this decline was expected as we continue to refocus away from lease originations.
Total deposits increased $26.4 million, or 1.3% quarter-over-quarter, due largely to higher levels of money market accounts and interest bearing demand deposits to a lesser degree. Money market accounts and savings accounts increased a combined $90.7 million, while interest bearing demand deposits increased $8.0 million. Time deposits decreased $75.9 million from largely wholesale efforts. Non-interest bearing deposits increased $3.7 million. Overall borrowings decreased $20.4 million, or 14.1% quarter-over-quarter.
Total stockholders’ equity increased by $4.1 million from September 30, 2024, to $171.5 million as of December 31, 2024. Changes to equity for the current quarter included net income of $5.6 million, less dividends paid of $1.4 million, offset by a decrease of $876 thousand in other comprehensive income. The Community Bank Leverage Ratio for the Bank was 9.21% at December 31, 2024.

Asset Quality Summary
Non-performing loans decreased $18 thousand to $45.1 million at December 31, 2024 compared to $45.1 million at September 30, 2024. As a result of the decrease, the ratio of non-performing loans to total loans decreased 1 bps to 2.19% as of December 31, 2024, from 2.20% as of September 30, 2024. During the quarter a $1.7 million residential property in OREO was sold, reducing non-performing assets by $1.7 million. As a result, the ratio of non-performing assets to total assets decreased 7 bps to 1.90% as of December 31, 2024, compared to 1.97% as of September 30, 2024. The decrease in non-performing loans was primarily due to the partial charge-off of a commercial loan relationship discussed below, largely offset by an increase in non-performing construction loans.
Meridian realized net charge-offs of 0.34% of total average loans for the quarter ended December 31, 2024, up from 0.11% for the quarter ended September 30, 2024. Net charge-offs increased to $7.1 million for the quarter ended December 31, 2024, compared to net charge-offs of $2.3 million for the quarter ended September 30, 2024. Fourth quarter charge-offs consisted of $3.5 million in charge-offs on a protracted commercial advertising loan relationship, $1.3 million of small ticket equipment leases which are charged-off after becoming more than 120 days past due, and $1.7 million in SBA loans. Overall there were recoveries of $315 thousand, largely related to leases and small business loans.
The ratio of allowance for credit losses to total loans held for investment, excluding loans at fair value (a non-GAAP measure, see reconciliation in the Appendix), was 0.91% as of December 31, 2024, a decrease from the coverage ratio of 1.10% as of September 30, 2024 due largely to the level of charge-offs in the quarter discussed above. As of December 31, 2024 there were specific reserves of $2.7 million against individually evaluated loans, a decrease of $4.1 million from $6.8 million in specific reserves as of September 30, 2024. The specific reserve decline over the prior quarter was the result of the commercial loan relationship specific reserve charge-off, combined with specific reserve charge-offs on SBA loans, while new specific reserves were established on additional SBA loans in the current quarter.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 18 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Earnings and Per Share Data:
Net income	$5,601	$4,743	$3,326	$2,676	$571
Basic earnings per common share	$0.50	$0.43	$0.30	$0.24	$0.05
Diluted earnings per common share	$0.49	$0.42	$0.30	$0.24	$0.05
Common shares outstanding	11,240	11,229	11,191	11,186	11,183

Performance Ratios:
Return on average assets (2)	0.92%	0.80%	0.58%	0.47%	0.10%
Return on average equity (2)	13.01	11.41	8.25	6.73	1.44
Net interest margin (tax-equivalent) (2)	3.29	3.20	3.06	3.09	3.18
Yield on earning assets (tax-equivalent) (2)	6.81	7.06	6.98	6.90	6.81
Cost of funds (2)	3.71	4.05	4.10	4.00	3.81
Efficiency ratio	65.72%	70.67%	72.89%	73.90%	78.63%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.34%	0.11%	0.20%	0.12%	0.11%
Non-performing loans to total loans	2.19	2.20	1.84	1.93	1.76
Non-performing assets to total assets	1.90	1.97	1.68	1.74	1.58
Allowance for credit losses to:
Total loans and other finance receivables	0.91	1.09	1.09	1.18	1.17
Total loans and other finance receivables (excluding loans at fair value) (1)	0.91	1.10	1.10	1.19	1.17
Non-performing loans	40.86%	48.66%	57.66%	60.59%	65.48%

Capital Ratios:
Book value per common share	$15.26	$14.91	$14.51	$14.30	$14.13
Tangible book value per common share	$14.93	$14.58	$14.17	$13.96	$13.78
Total equity/Total assets	7.19%	7.01%	6.91%	6.98%	7.04%
Tangible common equity/Tangible assets - Corporation (1)	7.05	6.87	6.76	6.82	6.87
Tangible common equity/Tangible assets - Bank (1)	9.06	8.95	8.85	8.93	8.94
Tier 1 leverage ratio - Bank	9.21	9.32	9.33	9.42	9.46
Common tier 1 risk-based capital ratio - Bank	10.33	10.17	9.84	9.87	10.10
Tier 1 risk-based capital ratio - Bank	10.33	10.17	9.84	9.87	10.10
Total risk-based capital ratio - Bank	11.20%	11.22%	10.84%	10.95%	11.17%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest income:
Loans and other finance receivables, including fees	$37,229	$38,103	$34,469	$147,157	$130,081
Securities - taxable	1,684	1,480	1,020	5,739	3,873
Securities - tax-exempt	314	320	331	1,283	1,369
Cash and cash equivalents	801	416	526	1,848	1,266
Total interest income	40,028	40,319	36,346	156,027	136,589
Interest expense:
Deposits	18,341	19,313	16,806	74,037	57,819
Borrowings and subordinated debentures	2,388	2,764	2,598	10,994	9,828
Total interest expense	20,729	22,077	19,404	85,031	67,647
Net interest income	19,299	18,242	16,942	70,996	68,942
Provision for credit losses	3,572	2,282	4,628	11,400	6,815
Net interest income after provision for credit losses	15,727	15,960	12,314	59,596	62,127
Non-interest income:
Mortgage banking income	5,516	6,474	3,394	21,044	16,537
Wealth management income	1,527	1,447	1,239	5,735	4,928
SBA loan income	1,143	544	1,022	3,458	4,485
Earnings on investment in life insurance	224	222	204	868	789
Gain on sale of MSRs	3,992	—	—	3,992	—
Net change in the fair value of derivative instruments	(146)	(102)	(126)	30	91
Net change in the fair value of loans held-for-sale	(163)	169	120	(25)	32
Net change in the fair value of loans held-for-investment	(552)	965	805	214	132
Net (loss) gain on hedging activity	192	(197)	(53)	(87)	28
Net loss on sale of investment securities available-for-sale	2	(57)	—	(55)	(58)
Other	1,545	1,366	1,512	6,166	5,001
Total non-interest income	13,280	10,831	8,117	41,339	31,965
Non-interest expense:
Salaries and employee benefits	12,429	12,829	11,744	47,268	47,377
Occupancy and equipment	2,270	1,243	1,232	5,976	4,842
Professional fees	1,134	1,106	1,382	4,767	4,312
Data processing and software	1,553	1,553	1,651	6,144	6,415
Advertising and promotion	839	717	931	3,293	3,730
Pennsylvania bank shares tax	243	181	233	972	968
Other	2,943	2,917	2,530	10,729	9,481
Total non-interest expense	21,411	20,546	19,703	79,149	77,125
Income before income taxes	7,596	6,245	728	21,786	16,967
Income tax expense	1,995	1,502	157	5,440	3,724
Net income	$5,601	$4,743	$571	$16,346	$13,243

Basic earnings per common share	$0.50	$0.43	$0.05	$1.47	$1.19
Diluted earnings per common share	$0.49	$0.42	$0.05	$1.45	$1.16

Basic weighted average shares outstanding	11,158	11,110	11,070	11,113	11,115
Diluted weighted average shares outstanding	11,375	11,234	11,206	11,243	11,387

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets:
Cash and due from banks	$5,598	$12,542	$8,457	$8,935	$10,067
Interest-bearing deposits at other banks	21,864	19,805	15,601	14,092	46,630
Cash and cash equivalents	27,462	32,347	24,058	23,027	56,697
Securities available-for-sale, at fair value	174,304	171,568	159,141	150,996	146,019
Securities held-to-maturity, at amortized cost	33,771	33,833	35,089	35,157	35,781
Equity investments	2,086	2,166	2,088	2,092	2,121
Mortgage loans held for sale, at fair value	32,413	46,602	54,278	29,124	24,816
Loans and other finance receivables, net of fees and costs	2,030,437	2,008,396	1,988,535	1,956,315	1,895,806
Allowance for credit losses	(18,438)	(21,965)	(21,703)	(23,171)	(22,107)
Loans and other finance receivables, net of the allowance for credit losses	2,011,999	1,986,431	1,966,832	1,933,144	1,873,699
Restricted investment in bank stock	7,753	8,542	10,044	8,560	8,072
Bank premises and equipment, net	12,151	12,807	13,114	13,451	13,557
Bank owned life insurance	29,712	29,489	29,267	29,051	28,844
Accrued interest receivable	9,958	10,012	9,973	9,864	9,325
Other real estate owned	159	1,862	1,862	1,703	1,703
Deferred income taxes	4,669	3,537	3,950	4,339	4,201
Servicing assets	4,382	4,364	11,341	11,573	11,748
Servicing assets held for sale	—	6,609	—	—	—
Goodwill	899	899	899	899	899
Intangible assets	2,767	2,818	2,869	2,920	2,971
Other assets	31,382	33,835	26,779	37,023	25,740
Total assets	$2,385,867	$2,387,721	$2,351,584	$2,292,923	$2,246,193

Liabilities:
Deposits:
Non-interest bearing	$240,858	$237,207	$224,040	$220,581	$239,289
Interest bearing
Interest checking	141,439	133,429	130,062	121,204	150,898
Money market and savings deposits	913,536	822,837	787,479	797,525	747,803
Time deposits	709,535	785,454	773,855	761,386	685,472
Total interest-bearing deposits	1,764,510	1,741,720	1,691,396	1,680,115	1,584,173
Total deposits	2,005,368	1,978,927	1,915,436	1,900,696	1,823,462
Borrowings	124,471	144,880	187,260	145,803	174,896
Subordinated debentures	49,743	49,928	49,897	49,867	49,836
Accrued interest payable	6,860	7,017	7,709	8,350	10,324
Other liabilities	27,903	39,519	28,900	28,271	29,653
Total liabilities	2,214,345	2,220,271	2,189,202	2,132,987	2,088,171

Stockholders’ equity:
Common stock	13,243	13,232	13,194	13,189	13,186
Surplus	81,545	81,002	80,639	80,487	80,325
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by employee stock ownership plan	(1,006)	(1,204)	(1,204)	(1,204)	(1,204)
Retained earnings	111,961	107,765	104,420	102,492	101,216
Accumulated other comprehensive loss	(8,142)	(7,266)	(8,588)	(8,949)	(9,422)
Total stockholders’ equity	171,522	167,450	162,382	159,936	158,022
Total liabilities and stockholders’ equity	$2,385,867	$2,387,721	$2,351,584	$2,292,923	$2,246,193

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income	$40,028	$40,319	$38,465	$37,215	$36,346
Interest expense	20,729	22,077	21,619	20,606	19,404
Net interest income	19,299	18,242	16,846	16,609	16,942
Provision for credit losses	3,572	2,282	2,680	2,866	4,628
Non-interest income	13,280	10,831	9,244	7,984	8,117
Non-interest expense	21,411	20,546	19,018	18,174	19,703
Income before income tax expense	7,596	6,245	4,392	3,553	728
Income tax expense	1,995	1,502	1,066	877	157
Net Income	$5,601	$4,743	$3,326	$2,676	$571

Basic weighted average shares outstanding	11,158	11,110	11,096	11,088	11,070
Basic earnings per common share	$0.50	$0.43	$0.30	$0.24	$0.05

Diluted weighted average shares outstanding	11,375	11,234	11,150	11,201	11,206
Diluted earnings per common share	$0.49	$0.42	$0.30	$0.24	$0.05

	Segment Information
	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$19,178	$70	$51	$19,299	$16,908	$(15)	$49	$16,942
Provision for credit losses	3,572	—	—	3,572	4,628	—	—	4,628
Net interest income after provision	15,606	70	51	15,727	12,280	(15)	49	12,314
Non-interest income	2,669	1,527	9,084	13,280	2,051	1,239	4,827	8,117
Non-interest expense	13,641	1,026	6,744	21,411	13,202	957	5,544	19,703
Income (loss) before income taxes	$4,634	$571	$2,391	$7,596	$1,129	$267	$(668)	$728
Efficiency ratio	62%	64%	74%	66%	70%	78%	114%	79%

	Year Ended December 31, 2024				Year Ended December 31, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$70,706	$146	$144	$70,996	$68,835	$(27)	$134	$68,942
Provision for credit losses	11,400	—	—	11,400	6,815	—	—	6,815
Net interest income after provision	59,306	146	144	59,596	62,020	(27)	134	62,127
Non-interest income	7,576	5,735	28,028	41,339	7,743	4,928	19,294	31,965
Non-interest expense	51,584	3,506	24,059	79,149	48,827	3,661	24,637	77,125
Income (loss) before income taxes	$15,298	$2,375	$4,113	$21,786	$20,936	$1,240	$(5,209)	$16,967
Efficiency ratio	66%	60%	85%	70%	64%	75%	127%	76%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Year Ended
(Dollars in thousands, except per share data, Unaudited)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income before income tax expense	$7,596	$6,245	$728	$21,786	$16,967
Provision for credit losses	3,572	2,282	4,628	11,400	6,815
Pre-tax, pre-provision income	$11,168	$8,527	$5,356	$33,186	$23,782

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Year Ended
(Dollars in thousands, except per share data, Unaudited)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Bank	$8,206	$6,222	$5,757	$26,698	$27,751
Wealth	571	653	267	2,375	1,240
Mortgage	2,391	1,652	(668)	4,113	(5,209)
Pre-tax, pre-provision income	$11,168	$8,527	$5,356	$33,186	$23,782

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding and Loans at Fair Value
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Allowance for credit losses (GAAP)	$18,438	$21,965	$21,703	$23,171	$22,107

Loans and other finance receivables (GAAP)	2,030,437	2,008,396	1,988,535	1,956,315	1,895,806
Less: Loans at fair value	(14,501)	(13,965)	(12,900)	(13,139)	(13,726)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,015,936	$1,994,431	$1,975,635	$1,943,176	$1,882,080

ACL to loans and other finance receivables (GAAP)	0.91%	1.09%	1.09%	1.18%	1.17%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	0.91%	1.10%	1.10%	1.19%	1.17%

	Tangible Common Equity Ratio Reconciliation - Corporation
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total stockholders' equity (GAAP)	$171,522	$167,450	$162,382	$159,936	$158,022
Less: Goodwill and intangible assets	(3,666)	(3,717)	(3,768)	(3,819)	(3,870)
Tangible common equity (non-GAAP)	167,856	163,733	158,614	156,117	154,152

Total assets (GAAP)	2,385,867	2,387,721	2,351,584	2,292,923	2,246,193
Less: Goodwill and intangible assets	(3,666)	(3,717)	(3,768)	(3,819)	(3,870)
Tangible assets (non-GAAP)	$2,382,201	$2,384,004	$2,347,816	$2,289,104	$2,242,323
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.05%	6.87%	6.76%	6.82%	6.87%

	Tangible Common Equity Ratio Reconciliation - Bank
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total stockholders' equity (GAAP)	$219,119	$217,028	$211,308	$208,319	$204,132
Less: Goodwill and intangible assets	(3,666)	(3,717)	(3,768)	(3,819)	(3,870)
Tangible common equity (non-GAAP)	215,453	213,311	207,540	204,500	200,262

Total assets (GAAP)	2,382,014	2,385,994	2,349,600	2,292,894	2,244,893
Less: Goodwill and intangible assets	(3,666)	(3,717)	(3,768)	(3,819)	(3,870)
Tangible assets (non-GAAP)	$2,378,348	$2,382,277	$2,345,832	$2,289,075	$2,241,023
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.06%	8.95%	8.85%	8.93%	8.94%

	Tangible Book Value Reconciliation
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Book value per common share	$15.26	$14.91	$14.51	$14.30	$14.13
Less: Impact of goodwill /intangible assets	0.33	0.33	0.34	0.34	0.35
Tangible book value per common share	$14.93	$14.58	$14.17	$13.96	$13.78